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                                                                    Exhibit 12.1

                            GLOBALSANTAFE CORPORATION
                STATEMENT SETTING FORTH DETAIL FOR COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES

                              (Millions of dollars)

                                                       Three Months Ended           Six Months Ended
                                                            June 30,                     June 30,
                                                     ----------------------       ---------------------
                                                        2003        2002            2003         2002
                                                     ---------    ---------       --------     --------
Fixed charges:
   Interest expense, gross                           $    17.6    $    14.3       $   33.8     $   28.6
   Portion of rentals representative of interest           6.0          5.3           12.6         11.0
                                                     ---------    ---------       --------     --------

     Total fixed charges                             $    23.6    $    19.6       $   46.4     $   39.6
                                                     =========    =========       ========     ========

Earnings before fixed charges:
   Income before income taxes                        $    49.0    $    83.0       $   99.9     $  168.2
   Fixed charges                                          23.6         19.6           46.4         39.6
   Capitalized interest                                  (10.2)        (4.3)         (19.2)        (7.5)
   Amortization of capitalized interest                    0.8          0.8            1.5          1.5
                                                     ---------    ---------       --------     --------

     Total earnings before fixed charges             $    63.2    $    99.1       $  128.6     $  201.8
                                                     =========    =========       ========     ========

Ratio of earnings to fixed charges:
   Earnings before fixed charges                     $    63.2    $    99.1       $  128.6     $  201.8
   Fixed charges                                     $    23.6    $    19.6       $   46.4     $   39.6

Ratio of earnings to fixed charges                        2.68         5.06           2.77         5.10
                                                     =========    =========       ========     ========